FORM OF

                           TRUST SECURITIES GUARANTEE



                                     Between



                           WILLAMETTE INDUSTRIES, INC.
                                 (as Guarantor)



                                       and




                             (as Guarantee Trustee)



                         dated as of _____________, 1997

                             CROSS-REFERENCE TABLE*


    Section of
Trust Indenture Act                                           Section of
of 1939, as amended                                      Guarantee Agreement

310(a). . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.1(a)
310(b). . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.1(c), 2.8
310(c). . . . . . . . . . . . . . . . . . . . . . . . . . . .   Inapplicable
311(a). . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.2(b)

311(b). . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.2(b)
311(c). . . . . . . . . . . . . . . . . . . . . . . . . . . .   Inapplicable
312(a). . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.2(a)
312(b). . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.2(b)
313.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.3

314(a). . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.4
314(b). . . . . . . . . . . . . . . . . . . . . . . . . . . .   Inapplicable
314(c). . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.5
314(d). . . . . . . . . . . . . . . . . . . . . . . . . . . .   Inapplicable
314(e). . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.1, 2.5, 3.2

314(f). . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.1, 3.2
315(a). . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.1(d)
315(b). . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.7
315(c). . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.1(c)
315(d). . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.1(d)

316(a). . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.1, 2.6, 5.4
316(b). . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.3
316(c). . . . . . . . . . . . . . . . . . . . . . . . . . . .   8.2
317(a). . . . . . . . . . . . . . . . . . . . . . . . . . . .   Inapplicable
317(b). . . . . . . . . . . . . . . . . . . . . . . . . . . .   Inapplicable

318(a). . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.1(b)
318(b). . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.1
318(c). . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.1(a)

* This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I.                 DEFINITIONS............................................................................2

Section 1.1.      Definitions.....................................................................................2

ARTICLE II.                TRUST INDENTURE ACT....................................................................4

Section 2.1.      Trust Indenture Act; Application................................................................4
Section 2.2.      List of Holders.................................................................................4
Section 2.3.      Reports by the Guarantee Trustee................................................................5
Section 2.4.      Periodic Reports to the Guarantee Trustee.......................................................5
Section 2.5.      Evidence of Compliance with Conditions Precedent................................................5
Section 2.6.      Events of Default; Waiver.......................................................................5
Section 2.7.      Event of Default; Notice........................................................................6
Section 2.8.      Conflicting Interests...........................................................................6

ARTICLE III.      POWERS, DUTIES AND RIGHTS OF THE GUARANTEE
                           TRUSTEE................................................................................6

Section 3.1.      Powers and Duties of the Guarantee Trustee......................................................6
Section 3.2.      Certain Rights of Guarantee Trustee.............................................................8
Section 3.3.      Indemnity.......................................................................................9

ARTICLE IV.       GUARANTEE TRUSTEE..............................................................................10

Section 4.1.      Guarantee Trustee: Eligibility.................................................................10
Section 4.2.      Appointment, Removal and Resignation of the Guarantee Trustee..................................10

ARTICLE V.        GUARANTEE .....................................................................................11

Section 5.1.      Guarantee......................................................................................11
Section 5.2.      Waiver of Notice and Demand....................................................................11
Section 5.3.      Obligations Not Affected.......................................................................11
Section 5.4.      Rights of Holders..............................................................................12
Section 5.5.      Guarantee of Payment...........................................................................13
Section 5.6.      Subrogation....................................................................................13
Section 5.7.      Independent Obligations........................................................................13

ARTICLE VI.       COVENANTS AND SUBORDINATION....................................................................13

Section 6.1.      Subordination..................................................................................13
Section 6.2.      Pari Passu Guarantees..........................................................................13
Section 6.3.      Limitation of Transactions.....................................................................14
Section 6.4.      Corporate Existence............................................................................14






ARTICLE VII.               TERMINATION...........................................................................15

Section 7.1.      Termination....................................................................................15

ARTICLE VIII.              MISCELLANEOUS.........................................................................15

Section 8.1.      Successors and Assigns.........................................................................15
Section 8.2.      Amendments.....................................................................................15
Section 8.3.      Notices........................................................................................15
Section 8.4.      Consolidation, Merger, Conveyance, Transfer or Lease...........................................16
Section 8.5.      Benefit........................................................................................17
Section 8.6.      Interpretation.................................................................................17
Section 8.7.      Governing Law..................................................................................17



                           TRUST SECURITIES GUARANTEE



                  This TRUST SECURITIES GUARANTEE, dated as of -------------, 1997, is executed and delivered by WILLAMETTE INDUSTRIES, INC., an Oregon corporation (the "Guarantor"), having its principal office at 1300 S.W. Fifth
Avenue,       Suite      3800,       Portland,       Oregon      97201,      and
[--------------------------------]   a  banking  corporation,  as  trustee  (the
"Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities and Common Securities (each as defined herein and together, the "Securities") of Willamette Capital II, a Delaware statutory business trust (the "Issuer").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust and Trust Agreement, dated as of -----------, 1997 (the "Trust Agreement"), among the Guarantor, as Depositor, the Property Trustee and the Delaware Trustee named therein, the Administrative Trustees named therein and the Holders from time to time of undivided beneficial ownership interests in the assets of the Issuer, the Issuer is issuing $------- aggregate Liquidation
Amount (as defined in the Trust Agreement) of its Preferred Securities, Liquidation Amount $---- per preferred security) (the "Preferred Securities") representing undivided beneficial ownership interests in the assets of the Issuer and having the terms set forth in the Trust Agreement;

                  WHEREAS, the Preferred Securities will be issued by the Issuer and the proceeds thereof, together with the proceeds from the issuance of the Issuer's Common Securities (as defined herein), will be used to purchase the Subordinated Debt Securities (as defined in the Trust Agreement) of the Guarantor which will be deposited with [---------------------------------], as
Property Trustee under the Trust Agreement, as trust assets; and

                  WHEREAS, as incentive for the Holders to purchase Securities the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the purchase by each Holder of Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Securities.

                             ARTICLE I. DEFINITIONS

                  Section 1.1. Definitions.

                  As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that an Affiliate of the Guarantor shall not be deemed to be an Affiliate of the Issuer. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Board of Directors" means either the board of directors of the Guarantor or any committee of that board duly authorized to act hereunder.

                  "Common Securities" means the securities representing common undivided beneficial ownership interests in the assets of the Issuer.

                  "Event of Default" means a failure by the Guarantor to perform any of its payment or other obligations under this Guarantee Agreement; provided, however, that, except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default and shall not have cured such default within 90 days after receipt of such notice.

                  "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accrued and unpaid Distributions (as defined in the Trust Agreement) required to be paid on the Securities, to the extent the Issuer shall have funds on hand available therefor at such time, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the"Redemption Price"), with respect to any Securities called for redemption by the Issuer, to the extent the Issuer shall have funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding up or liquidation of the Issuer (other than in connection with the distribution of Subordinated Debt Securities to the Holders or the redemption of all the Securities), the lesser of (a) the aggregate of the Liquidation Amount plus accrued and unpaid Distributions to the date of payment, to the extent the Issuer has funds available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer after satisfaction of liabilities to creditors of the Issuer as required by applicable law (in either case, the "Liquidation Distribution").

                  "Guarantee Trustee" means [-----------], until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement, and thereafter means each such Successor Guarantee Trustee.

                  "Holder" means any holder, as registered on the books and records of the Issuer, of any Securities; provided, however, that in determining whether the holders of the requisite percentage of Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor or the Guarantee Trustee.

                  "Indenture" means the Indenture of Subordinated Debt Securities dated as of -----------, 1997, as supplemented and amended (including pursuant to any supplemental indenture, board resolution or officers' certificate establishing the terms of a series of Securities thereunder) between the Guarantor and [--------------], as trustee.

                  "Issuer" has the meaning specified in the preamble to this Guarantee Agreement.

                  "List of Holders" has the meaning specified in Section 2.2(a).

                  "Majority in aggregate Liquidation Amount of the Securities" means, except as provided by the Trust Indenture Act, a vote by the Holder(s), voting separately as a class, of more than 50% of the aggregate Liquidation
Amount of all then Outstanding (as defined in the Trust Agreement) Securities issued by the Issuer.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman or a Vice Chairman of the Board of Directors of such Person or the President or a Vice President of such Person, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

                  (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                  (c) a statement that each officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each officer, such condition or covenant has been complied with.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Preferred Securities" has the meaning specified in the preamble to this Agreement.

                  "Responsible Officer" when used with respect to the Guarantee Trustee means any officer of the Guarantee Trustee assigned by the Guarantee Trustee from time to time to administer its corporate trust matters.

                  "Securities" has the meaning specified in the preamble to this Agreement.

                  "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.


                         ARTICLE II. TRUST INDENTURE ACT

                  Section 2.1. Trust Indenture Act; Application.

                  (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

                  (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

                  Section 2.2. List of Holders.

                  (a) The Guarantor will furnish or cause to be furnished to the Guarantee Trustee:

                  (i) semi-annually, not more than 15 days after ---------- and --------- in each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders as of such -------- and ---------, and

                  (ii) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Guarantee Trustee in its capacity as Securities Registrar.

                  (b) The Guarantee Trustee shall comply with its obligations under Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

                  Section 2.3. Reports by the Guarantee Trustee.

                  The Guarantee Trustee shall transmit to Holders, and/or any stock exchange upon which the Subordinated Debt Securities are listed, such reports concerning the Guarantee Trustee and its actions under this Guarantee Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Guarantee Trustee shall, within sixty days after each [-------------] following the date of this Guarantee Agreement deliver to Holders a brief report, dated as of such [-------------], which complies with the provisions of such Section 313(a).

                  Section 2.4. Periodic Reports to the Guarantee Trustee.

                  The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission, and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Guarantee Trustee is for informational purposes only and the Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

                  Section 2.5. Evidence of Compliance with Conditions Precedent.

        The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

                  Section 2.6. Events of Default; Waiver.

                  The Holders of a Majority in aggregate Liquidation Amount of the Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

                  Section 2.7. Event of Default; Notice.

                  (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders (in the manner set forth in Section 313(c) of the Trust Indenture Act), notices of all Events of Default actually known to the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

                  (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of this Guarantee Agreement shall have obtained written notice, of such Event of Default.

                  Section 2.8. Conflicting Interests.

                  The Trust Agreement shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


         ARTICLE III. POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

                  Section 3.1. Powers and Duties of the Guarantee Trustee.

                  (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to Section 5.4(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

                  (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

                  (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

                           (B) in the  absence  of bad  faith on the part of the
                  Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

                  (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in aggregate Liquidation Amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

                  (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

                  Section 3.2. Certain Rights of Guarantee Trustee.

                  (a) Subject to the provisions of Section 3.1:

                  (i) The Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (ii) Any  direction or act of the  Guarantor  contemplated  by
         this  Guarantee  Agreement  shall  be  sufficiently   evidenced  by  an
         Officers' Certificate unless otherwise prescribed herein.

                  (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

                  (iv) The Guarantee Trustee may consult with legal counsel of its selection, and the advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

                  (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

                  (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

                  (viii)  Whenever  in  the  administration  of  this  Guarantee
         Agreement the Guarantee Trustee shall deem it desirable to receive written instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request written instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such written instructions are received, and (C) shall be protected in acting in accordance with such written instructions.

                  (ix) The Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee Agreement.

                  (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

                  Section 3.3. Indemnity.

                  The Guarantor agrees to indemnify the Guarantee Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.


                          ARTICLE IV. GUARANTEE TRUSTEE

                  Section 4.1.      Guarantee Trustee: Eligibility.

                  (a) There shall at all times be a Guarantee Trustee which shall:

                  (i)      not be an Affiliate of the Guarantor; and

                  (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

                  (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

                  Section 4.2. Appointment, Removal and Resignation of the Guarantee Trustee.

                  (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

                  (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor. If an instrument of acceptance by a Successor Guarantee Trustee shall not have been delivered to the Guarantee Trustee within 30 days after such removal, the Guarantee Trustee being removed may petition any court of competent jurisdiction for the appointment of a Successor Guarantee Trustee.

                  (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

                  (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.


                              ARTICLE V. GUARANTEE

                  Section 5.1. Guarantee.

                  The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. It is understood that, pursuant to the Trust Agreement, Guarantee Payments to the Holder of Common Securities are subordinated to Guarantee Payments to the Holders of Preferred Securities if any event of default under the Indenture has occurred and is continuing. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

                  Section 5.2. Waiver of Notice and Demand.

                  The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

                  Section 5.3. Obligations Not Affected.

                  The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Subordinated Debt Securities as provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Securities;

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in, the Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

                  Section 5.4. Rights of Holders.

                  The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in aggregate Liquidation Amount of the Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other Person.

                  Section 5.5. Guarantee of Payment

                  This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Subordinated Debt Securities to Holders as provided in the Trust Agreement.

                  Section 5.6. Subrogation.

                  The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Issuer pursuant to Section 5.1; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

                  Section 5.7. Independent Obligations.

                  The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.


                     ARTICLE VI. COVENANTS AND SUBORDINATION

                  Section 6.1. Subordination.

                  The obligations of the Guarantor under this Guarantee Agreement will constitute unsecured obligations of the Guarantor and will rank subordinate and junior in right of payment to all Senior Debt (as defined in the Indenture) of the Guarantor, except those debts made pari passu or subordinate to such obligations expressly by their terms, in the same manner as set forth in
Article 14 of the Indenture.

                  Section 6.2. Pari Passu Guarantees.

                  The obligations of the Guarantor under this Guarantee Agreement shall rank pari passu with the obligations of the Guarantor under any similar Guarantee Agreements issued by the Guarantor on behalf of the holders of preferred securities issued by any Willamette Trust (as defined in the Indenture).

                  Section 6.3 Limitation of Transactions.

                  So long as any Preferred Securities remain outstanding, if there shall have occurred an Event of Default hereunder or an Event of Default under the Trust Agreement, the (a) the Guarantor shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make any liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of common stock of the Guarantor in connection with the satisfaction by the Guarantor of its obligations under any employee benefit plans or the satisfaction by the Guarantor of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Guarantor to purchase shares of its common stock, (ii) as a result of a reclassification of the Guarantor's capital stock or the exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, or (iii) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of the Guarantor's capital stock or the security being converted or exchanged); (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Guarantor which rank pari passu with or junior to the Subordinated Debt Securities; and (c) the Guarantor shall not make any guarantee payments with respect to the foregoing (other than pursuant to this Guarantee Agreement or any similar Guarantee Agreements issued by the Guarantor on behalf of the holders of Preferred Securities issued by any Willamette Trust (as defined in the Indenture)).

                  Section 6.4 Corporate Existence.

                  The Guarantor covenants that so long as any of the Preferred Securities are Outstanding, it will maintain its existence, will not dissolve, sell or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it; provided that the Guarantor may, without violating the covenants in this Section 6.4, consolidate with or merger into another entity or permit one or more other entities to consolidate with or merge into it, or sell or otherwise transfer to another entity all or substantially all of its assets as an entirety and thereafter dissolve, if the surviving, resulting or transferee entity, as the case may be, (i) shall be organized and existing under the laws of one of the States of the United States of America, (ii) assumes, if such entity is not the Guarantor, all of the obligations of the Guarantor hereunder and (iii) is not, after such transaction, otherwise in default under any provisions hereof.

                            ARTICLE VII. TERMINATION

                  Section 7.1.      Termination.

                  This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Securities, (ii) the distribution of Subordinated Debt Securities to the Holders in exchange for all of the Securities or (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Securities or this Guarantee Agreement.


                           ARTICLE VIII. MISCELLANEOUS

                  Section 8.1. Successors and Assigns.

                  All  guarantees  and  agreements  contained in this  Guarantee
Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article VIII of the Indenture and pursuant to which the successor or assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

                  Section 8.2. Amendments.

                  Except with respect to any changes which do not adversely affect the rights of the Holders or the Guarantee Trustee in any material respect (in which case no consent of the Holders or the Guarantee Trustee, as the case may be, will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in aggregate Liquidation Amount of all the outstanding Securities and, where the Guarantee Trustee is adversely affected, the prior approval of the Guarantee Trustee. The provisions of Article VI of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval.

                  Section 8.3. Notices.

                  Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

                  (a) if given to the Guarantor, to the address set forth below or such other address, facsimile number or to the attention of such other Person as the Guarantor may give notice to the Holders:

                  Willamette Industries, Inc.
                  1300 S.W. Fifth Avenue
                  Suite 3800
                  Portland, Oregon  97201

                  Facsimile No.:  503-273-5604
                  Attention:     Mr. J. A. Parsons
                                 Chief Financial Officer

                  (b) if given to the Issuer, in care of the Guarantee Trustee, at the Issuer's (and the Guarantee Trustee's) address set forth below or such other address as the Guarantee Trustee on behalf of the Issuer may give notice to the Holders:

                  Willamette Capital II
                  c/o Willamette Industries, Inc.
                  1300 S.W. Fifth Avenue
                  Suite 3800
                  Portland, Oregon  97201

                  Facsimile No.:  503-273-5604
                  Attention:     Mr. G. W. Hawley
                                 Vice President and Controller

with a copy to:


                  ---------------------------
                  ---------------------------
                  ---------------------------

                  Facsimile No.: ------------
                  Attention:  Corporate Trust Administration

                  (c) if given to any Holder, at the address set forth on the books and records of the Issuer.

                  All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

                  Section 8.4. Consolidation, Merger, Conveyance, Transfer or Lease.

                  The Guarantor shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Guarantor or convey, transfer or lease its properties and assets substantially as an entirety to the Guarantor, unless it has complied with the terms of Section 8.1 of the Indenture.

                  Section 8.5. Benefit.

                  This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Securities.

                  Section 8.6. Interpretation.

                  In this Guarantee Agreement, unless the context otherwise requires:

                  (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in
Section 1.1;

                  (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

                  (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

                  (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

                  (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

                  (f) a reference to the singular includes the plural and vice versa; and

                  (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

                  Section 8.7. Governing Law.

                  THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.


WILLAMETTE INDUSTRIES, INC., as Guarantor


By:  ------------------------------------
Name:  J. A. Parsons
Title:   Executive Vice President and Chief Financial Officer


-----------------------------------------, as Guarantee Trustee

By: -------------------------------------
Name: -----------------------------------
Title: ----------------------------------